UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2006
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29637 (Commission File Number)	77-0432030 (I.R.S. Employer Identification No.)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Appointment of Chief Financial Officer. Effective September 25, 2006, the Board of Directors of Selectica, Inc. (the “Company”) appointed Bill Roeschlein, age 37, as the Company’s new Chief Financial Officer. As Chief Financial Officer, Mr. Roeschlein replaces Stephen Bennion, who remains the Company’s Chief Executive Officer and Chairman of its Board of Directors. Mr. Roeschlein has 14 years of senior financial management, investment banking, domestic and international accounting, and public accounting experience, with expertise in Sarbanes-Oxley compliance and revenue recognition processes for software transactions. Prior to joining Selectica, Mr. Roeschlein was Vice President of Finance & Corporate Controller of Ultra Clean Technology, a $250 million publicly traded contract manufacturing company with operations in the US and Asia. In this position, he was responsible for worldwide accounting and reporting, financial planning & analysis, tax, treasury and stock administration. Previously, Mr. Roeschlein was controller of Asyst Technologies in both Fremont, CA and Tokyo, Japan. Before that, he held financial positions at Houlihan Lokey Howard & Zukin, Hewlett-Packard and Coopers & Lybrand. Mr. Roeschlein is a Certified Public Accountant, and has a Master of Business Administration in Finance from Cornell University and a Bachelor of Arts in History/Business from the University of California, Los Angeles.
In connection with Mr. Roeschlein’s appointment, he and the Company entered into a letter agreement (the “Roeschlein Offer Letter”). Under the Roeschlein Offer Letter, his annual base salary is $225,000. He also received a signing bonus of $20,000, and he is eligible for a performance-based bonus of $20,000 in early 2007. Pursuant to the Roeschlein Offer Letter, Mr. Roeschlein received options to purchase 150,000 shares of the Company’s Common Stock (the “Roeschlein Options”) with an exercise price equal to the closing price of the Company’s Common Stock on his first day of employment. The Roeschlein Options become exercisable for 25% of the shares when Mr. Roeschlein completes 12 months of continuous service, with the remaining balance vesting in equal monthly installments over the next 36 months. The Roeschlein Options have a 10-year term, although they expire earlier if Mr. Roeschlein’s service terminates earlier. Pursuant to the Roeschlein Offer Letter, Mr. Roeschlein also received 50,000 restricted shares of the Company’s Common Stock. He will become vested in all of the restricted shares on the earliest trading day when the Company’s executive officers are permitted under applicable law and Company policy to purchase or sell shares of the Company’s Common Stock (a “Permissible Trading Day”) after the close of the second consecutive fiscal quarter for which the Company’s consolidated financial statements, as reported on a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission, show that the Company earned net income. If the Company is subject to a change in control, Mr. Roeschlein will immediately become vested in 50% of the unvested shares. If he experiences an involuntary termination within 12 months following the change in control, he will become vested in the remaining unvested shares.
Mr. Roeschlein and the Company also entered into a Severance Agreement (the “Roeschlein Severance Agreement”). If the Company terminates his employment without cause or he resigns for good reason within 12 months after a change in control, and if he releases any claims that he may have against the Company, then he is entitled under the Roeschlein Severance Agreement to have his base salary and health insurance continued for 12 months.
Appointment of Vice President of Engineering. Effective September 27, 2006, the Company’s Board of Directors appointed Steven Goldner, age 55, as the Company’s new Vice President of Engineering. Mr. Goldner has more than 30 years of engineering experience. Prior to joining Selectica, Mr. Goldner was Vice President, Engineering and Operations for Active Decisions, Inc., a leading provider of guided selling applications that was acquired in September 2006 by Knova Software, Inc. In this position, he was responsible for development, QA, IT and data center operations. Mr. Goldner has also held senior engineering positions at Cascadeworks, i2 Technologies, Supplybase, Diffusion, Worldtalk Corporation, and Sun Microsystems. Mr. Goldner has a Master of Engineering degree in Electrical Engineering and a Bachelor of Science in Electrical and Computer Engineering from the University of Michigan.
In connection with Mr. Goldner’s appointment, he and the Company entered into a letter agreement (the “Goldner Offer Letter”). Under the Goldner Offer Letter, his annual base salary is $240,000. Mr. Goldner received options to purchase 250,000 shares of the Company’s Common Stock (the “Goldner Options”) with an exercise price equal to the closing price of the Company’s Common Stock on his first day of employment. The Goldner Options become exercisable in equal monthly installments over the first 48 months of his employment. They become exercisable in full if the Company is subject to a change in control after Mr. Goldner completes 12 months of service. The Goldner Options also become exercisable in full if the Company is subject to a change in control during his first 12 months of service and if he is discharged without cause or resigns for good reason within 12 months after the change in control. The Goldner Options have a 10-year term, although they expire earlier if Mr. Goldner’s service terminates earlier. Pursuant to the Goldner Offer Letter, Mr. Goldner also received 75,000 restricted shares of the Company’s Common Stock. He will become vested in all of the restricted shares on the earliest Permissible Trading Day after the close of the second consecutive fiscal quarter for which the Company’s consolidated financial statements, as reported on a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission, show that the Company earned net income. If the Company is subject to a change in control, Mr. Goldner will immediately become vested in 50% of the unvested shares. If he experiences an involuntary termination within 12 months following the change in control, he will become vested in the remaining unvested shares.
Mr. Goldner and the Company also entered into a Severance Agreement (the “Goldner Severance Agreement”). If the Company terminates his employment without cause or he resigns for good reason within 12 months after a change in control, and if he releases any claims that he may have against the Company, then he is entitled under the Goldner Severance Agreement to have his base salary and health insurance continued for 12 months. If the Company terminates Mr. Goldner’s employment without cause absent a change in control, and if he releases any claims that he may have against the Company, then he is entitled under the Goldner Severance Agreement to have his base salary and health insurance continued for six months.
Appointment of Vice President and Chief Operating Officer for Contract Management Solutions. Effective October 9, 2006, the Company’s Board of Directors appointed Terry Nicholson, age 52, as the Company’s new Vice President and Chief Operating Officer for Contract Management Solutions. Mr. Nicholson has more than 25 years of technology, telecom and engineering experience. Prior to joining Selectica, Mr. Nicholson served as Vice President, Business Development for PC Helps, LLC, a premier provider of software support to corporate end-users across North America. From 1999 to 2005, Mr. Nicholson served as Chief Operating Officer of I-many, Inc., a leading provider of contract management solutions. In this position, he provided leadership to the company’s sales, marketing, business development, product development, professional services, customer support and international operations. Under Mr. Nicholson’s direction, I-many grew annual revenue from $10 million in 1999 to more than $40 million in 2005. Prior to I-many, Mr. Nicholson held sales and product development positions at several companies including Mallinckrodt, AT&T Global Information Systems, and General Electric. Mr. Nicholson has a Master of Engineering degree in Computer and Systems Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Electrical/Computer Engineering from the University of Notre Dame.
In connection with Mr. Nicholson’s appointment, he and the Company entered into a letter agreement (the “Nicholson Offer Letter”). Under the Nicholson Offer Letter, his annual base salary is $260,000. He is eligible to earn sales incentives with a target amount of $200,000 for his first year of employment. Mr. Nicholson is also entitled to a signing bonus of $40,000, payable in two installments and contingent on his continued employment. Under the Nicholson Offer Letter, the Company will pay him $2,000 per month as a living allowance, reimburse him for travel expenses between his home State and the Company’s headquarters, and make an automobile available to him in the vicinity of the Company’s headquarters. The Company will also pay any income taxes due on the living allowance, travel expense reimbursements and automobile. Mr. Nicholson received options to purchase 350,000 shares of the Company’s Common Stock (the “Nicholson Options”) with an exercise price equal to the closing price of the Company’s Common Stock on his first day of employment. The Nicholson Options become exercisable in equal monthly installments over the first 48 months of his employment. They become exercisable in full if the Company is subject to a change in control after Mr. Nicholson completes 12 months of service. The Nicholson Options also become exercisable in full if the Company is subject to a change in control during his first 12 months of service and if he is discharged without cause or resigns for good reason within 12 months after the change in control. The Nicholson Options have a 10-year term, although they expire earlier if Mr. Nicholson’s service terminates earlier. Pursuant to the Nicholson Offer Letter, Mr. Nicholson also received 75,000 restricted shares of the Company’s Common Stock. He will become vested in all of the restricted shares on the earliest Permissible Trading Day after the close of the second consecutive fiscal quarter for which the Company’s consolidated financial statements, as reported on a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission, show that the Company earned net income. If the Company is subject to a change in control, Mr. Nicholson will immediately become vested in 50% of the unvested shares. If he experiences an involuntary termination within 12 months following the change in control, he will become vested in the remaining unvested shares.
Mr. Nicholson and the Company also entered into a Severance Agreement (the “Nicholson Severance Agreement”). If the Company terminates his employment without cause or he resigns for good reason within 12 months after a change in control, and if he releases any claims that he may have against the Company, then he is entitled under the Nicholson Severance Agreement to have his base salary and health insurance continued for 12 months. If the Company terminates Mr. Nicholson’s employment without cause absent a change in control, and if he releases any claims that he may have against the Company, then he is entitled under the Nicholson Severance Agreement to have his base salary and health insurance continued for six months.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Departure of Directors. On September 25, 2006, John Fisher and Thomas Neustaetter tendered their resignations as members of the Company’s Board of Directors. The resignations were effective immediately. Mr. Fisher’s term otherwise would have expired in 2006, and Mr. Neustaetter’s term otherwise would have expired in 2008. On September 28, 2006, the Company issued a press release that announced the resignations of Messrs. Fisher and Neustaetter from its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Selectica, Inc., dated September 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: September 29, 2006	By:	/s/ Stephen R. Bennion
Stephen R. Bennion
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 99.1	Press Release of Selectica, Inc., dated September 28, 2006.